UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 26, 2015

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
One AMD Place
P.O. Box 3453
Sunnyvale, California 94088-3453
(Address of principal executive offices) (Zip Code)
(408) 749-4000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Cost Associated with Exit or Disposal Activities
On September 26, 2015, Advanced Micro Devices, Inc. (the “Company”) adopted a restructuring plan (the “Plan”). The Plan is focused on the Company's ongoing efforts to simplify its business and align resources around its priorities of building great products and deepening customer relationships.

The Plan provides for a workforce reduction of approximately 5% of the Company's global workforce. The Plan includes organizational actions such as outsourcing certain IT services and application development. The Plan also anticipates a charge for the consolidation of certain real estate facilities. The Company currently expects to record restructuring and asset impairment charges in the aggregate of approximately $42 million resulting from the Plan. The Company expects to record a majority of the restructuring charge in the amount of approximately $41 million in the third quarter of fiscal year 2015, of which approximately $31 million is related to severance and benefit costs, approximately $1 million to facilities related consolidation charges and approximately $9 million of intangible asset related charges associated with the impairment of certain software licenses that have ongoing payment obligations. The Company expects the Plan will likely result in total cash payments of approximately $26 million and $15 million in the fiscal years 2015 and 2016, respectively.

The savings from the Plan are anticipated to be approximately $2 million and $7 million in the third and fourth quarters of fiscal year 2015, respectively. The Company anticipates savings of approximately $58 million in fiscal year 2016. The actions associated with the Plan are expected to be substantially completed by the end of fiscal year 2016.

Cautionary note about forward-looking statements. This report contains forward-looking statements concerning the Company and the Plan, including the expected benefits of the Plan, the timing of actions implemented in connection with the Plan, and expected restructuring and impairment charges, cash payments and savings, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements speak only as of the date of this report and are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” of the Company’s Forms 10-K and 10-Q. Investors are urged to review in detail the risks and uncertainties in the Company’s Securities and Exchange Commission filings, including but not limited to the Quarterly Report on Form 10-Q for the quarter ended June 27, 2015. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2015	ADVANCED MICRO DEVICES, INC.

	By:	/s/ Devinder Kumar
	Name:	Devinder Kumar
	Title:	Chief Financial Officer, Senior Vice President & Treasurer